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              THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY -
                  BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                            401(k) RETIREMENT PLAN

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                           Effective January 1, 1995

              THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY -
                  BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                             401(K) RETIREMENT PLAN


                                    CONTENTS

                                                               Page
Preamble      .................................................   1

                         ARTICLE I.  GENERAL PROVISIONS

SECTION 1- 1  Administration Committee.........................   1
SECTION 1- 2  Affiliated Company...............................   1
SECTION 1- 3  Authorized Leave of Absence......................   2
SECTION 1- 4  Average Contribution Percentage..................   2
SECTION 1- 5  Beneficiary......................................   2
SECTION 1- 6  Company..........................................   2
SECTION 1- 7  Company Contribution Account.....................   2
SECTION 1- 8  Compensation.....................................   2
SECTION 1- 9  Contributions....................................   3
SECTION 1-10  Deferred Contribution Account....................   3
SECTION 1-11  Disability.......................................   3
SECTION 1-12  Effective Date...................................   4
SECTION 1-13  Employee.........................................   4
SECTION 1-14  Employee Contribution Account....................   4
SECTION 1-15  Fiduciaries......................................   4
SECTION 1-16  Former Participant...............................   4
SECTION 1-17  Highly Compensated Employee......................   4
SECTION 1-18  Hours of Service.................................   6
SECTION 1-19  Income...........................................   7
SECTION 1-20  Participant......................................   7
SECTION 1-21  Participation....................................   7
SECTION 1-22  Plan.............................................   7
SECTION 1-23  Plan Year........................................   7
SECTION 1-24  Service..........................................   7
SECTION 1-25  Termination of Employment........................   7
SECTION 1-26  Trustee..........................................   7
SECTION 1-27  General and Number...............................   8

                           ARTICLE II.  PARTICIPATION

SECTION 2-1   Eligibility......................................   9
SECTION 2-2   Severance of Employment..........................   9
SECTION 2-3   Elections by Employees...........................   9
SECTION 2-4   Service..........................................   9
SECTION 2-5   Participation Upon Reemployment..................  10

              THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY -
                  BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                             401(K) RETIREMENT PLAN


                              CONTENTS (CONTINUED)
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                                                               Page
                    ARTICLE III.  CONTRIBUTIONS TO THE FUND

SECTION 3-1   Funds............................................  12
SECTION 3-2   Elective Contributions...........................  12
SECTION 3-3   Company Contributions............................  14

                    ARTICLE IV.  INVESTMENT OF CONTRIBUTIONS

SECTION 4-1   Contributions....................................  15
SECTION 4-2   Investment Elections.............................  16
SECTION 4-3   Changes in Investment Elections..................  16
SECTION 4-4   Valuation........................................  17
SECTION 4-5   Account Transfers................................  17
SECTION 4-6   Tender Offer.....................................  18
SECTION 4-7   Voting...........................................  18

                     ARTICLE V.  ALLOCATIONS AND ACCOUNTING

SECTION 5-1   Allocation of Contributions......................  20
SECTION 5-2   Individual Accounts..............................  20
SECTION 5-3   Disposition and Allocation of Forfeitures........  20
SECTION 5-4   Maximum Contributions............................  21
SECTION 5-5   Nonalienation of Benefits........................  22
SECTION 5-6   Payments Pursuant to a Qualified
               Domestic Relations Order........................  23

                   ARTICLE VI.  DISTRIBUTIONS TO PARTICIPANTS

SECTION 6-1   Form of Distributions............................  25
SECTION 6-2   In the Event of the Death of a Participant.......  25
SECTION 6-3   Retirement.......................................  25
SECTION 6-4   Disability.......................................  25
SECTION 6-5   Distribution Notices.............................  25
SECTION 6-6   Other Severance of Employment....................  26
SECTION 6-7   Vesting Service..................................  27
SECTION 6-8   Authorized Leaves of Absence.....................  27
SECTION 6-9   Withdrawals......................................  27
SECTION 6-10  Rollover.........................................  30
SECTION 6-11  Revision and Cessation of Company Contributions..  30
SECTION 6-12  Settlement of Disputes...........................  31
SECTION 6-13  Annuity Distributions............................  32

              THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY -
                  BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                             401(K) RETIREMENT PLAN


                              CONTENTS (CONTINUED)
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

                                                               Page

                             ARTICLE VII.  TRUSTEE
SECTION 7-1   Trustee..........................................  33
SECTION 7-2   Allocation of Responsibility Among Fiduciaries
               for Plan and Trust Administration...............  33

                           ARTICLE VIII.  THE COMPANY

SECTION 8-1   Company's Interest in the Plan...................  35
SECTION 8-2   Examination of Plan Documents....................  35
SECTION 8-3   Payment with Respect to Incapacitated
               Participants or Beneficiaries...................  35
SECTION 8-4   No Employment or Benefit Guaranty................  35
SECTION 8-5   Litigation.......................................  36
SECTION 8-6   Severability.....................................  36
SECTION 8-7   Amendment of Plan................................  36

                 ARTICLE IX.  TERMINATION OR MERGER OF THE PLAN

SECTION 9-1   Termination or Merger of the Plan................  38

                          ARTICLE X.  TOP HEAVY RULES

SECTION 10-1  Top Heavy Rules..................................  40

                   ARTICLE XI.  THE ADMINISTRATION COMMITTEE

SECTION 11-1  Membership.......................................  44
SECTION 11-2  Plan Administrator...............................  44
SECTION 11-3  Proceedings of the Administration Committee......  44
SECTION 11-4  Construction of Terms and Provision
               of This Plan....................................  44


              THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY -
                  BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                             401(K) RETIREMENT PLAN


                              CONTENTS (CONTINUED)
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

                                                               Page

                     ARTICLE XII.  ROLLOVERS AND TRANSFERS

SECTION 12-1  Rollovers........................................  46
SECTION 12-2  Trustee Transfers From Other Qualified Plans.....  46
SECTION 12-3  Trustee Transfer to Other Qualified Plans........  46
SECTION 12-4  Definitions......................................  47

                              ARTICLE XIII.  LOANS

SECTION 13-1...................................................  48
SECTION 13-2...................................................  48
SECTION 13-3...................................................  49
SECTION 13-4...................................................  50
SECTION 13-5...................................................  50
SECTION 13-6...................................................  50
SECTION 13-7...................................................  50
SECTION 13-8...................................................  51
SECTION 13-9...................................................  51
SECTION 13-10..................................................  51
SECTION 13-11..................................................  51
SECTION 13-12..................................................  51

                                  - page 1 -

               THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY
                  BROTHERHOOD OF MAINTENANCE OF WAY EMPLOYEES
                            401(k) RETIREMENT PLAN


     Establishment. Effective February 24, 1994, The Atchison, Topeka and Santa Fe Railway Company (the "Company") entered into an agreement with the Brotherhood of Maintenance of Way Employees pursuant to which the Company agreed to establish a plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 for its membership. Accordingly, The Atchison, Topeka and Santa Fe Railway Company - Brotherhood of Maintenance of Way Employees 401(k) Retirement Plan (the "Plan") is hereby established effective January 1, 1995 (the "Effective Date") as set forth herein.

     It is intended that this Plan constitute a plan that complies with Section 404(c) of the Employee Retirement Income Security Act of 1974 ("ERISA") and Title 9 of the Code of Federal Regulations, Sections 2550.404c-1, and that the fiduciaries of the Plan may be relieved of any liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.


     Qualification. This Plan is intended to be a profit-sharing plan and to meet the requirements of Sections 401(a), (k) and (m) and 501(a) of the Internal Revenue Code of 1986 (the "Code") and ERISA, as amended and shall be interpreted in a manner consistent with it meeting such requirements.



                        ARTICLE I.  GENERAL PROVISIONS


     SECTION 1-1. "Administration Committee" means the committee consisting of the persons appointed under the provisions of Article XI to administer the Plan.


     SECTION 1-2. "Affiliated Company" means any corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) with the Company. Affiliated Company shall also mean any trade or business under common control with an Affiliated Company within the meaning of
Section 414(c) of the Code and any other entity required to be aggregated pursuant to Section 414(o) of the Code.

                                  - page 2 -


     SECTION 1-3. "Authorized Leave of Absence" means any absence authorized by the Company under the Company's standard personnel practices.


     SECTION 1-4. "Average Contribution Percentage" means, for a specified group of eligible Employees for a year, the average of the ratios for each Employee of:

     (a) the amount of Deferred Contributions (or the total of Employee Contributions plus Company Contributions) actually made to the Plan on behalf of each such Employee for such year, to

     (b)  such Employee's Compensation for such year.


     SECTION 1-5. "Beneficiary" means a person or persons (natural or otherwise) designated by a Participant to receive any death benefit which shall be payable under the Plan. Such beneficiary designation shall be made on the application form provided for in Section 2-3, and each Participant shall have the right to change his Beneficiary at any time. The Beneficiary of a married Participant shall be his spouse unless the Participant has submitted to the Administration Committee the written consent of his spouse, witnessed by a Plan representative or notary public, to designate a different Beneficiary. In the event no Beneficiary is designated in the case of an unmarried Participant, or if no designated Beneficiary shall survive the Participant, Beneficiary shall mean the Participant's estate.


     SECTION 1-6. "Company" means The Atchison, Topeka and Santa Fe Railway Company and any other corporations affiliated with the Company which, with the consent of the Company, participate in this Plan.


     SECTION 1-7. "Company Contribution Account" means the account maintained for a Participant to record his share of the contributions of the Company, other than Deferred Contributions, and adjustments related thereto.


     SECTION 1-8. "Compensation" shall mean a Participant's earned income, wages, salaries, and other amounts received for personal services actually rendered for service as a maintenance of way employee, including constructive allowances, (excluding compensation for services on the basis of a percentage of profits,

                                  - page 3 -


disciplinary or judicially ordered back pay awards, severance benefits, relocation expenses, unused vacation pay, bonuses, cost-of-living payments, and payments in settlement of personal injuries) and also excluding the following:

     (a) Employer contributions to a non-qualified plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are deductible under Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

     (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

     (d)  Other amounts which receive special tax benefits.

Compensation for any limitation year is the compensation actually paid or includable in gross income during such year. Notwithstanding the foregoing, in no event shall the annual compensation of any Employee under the Plan for the Plan Year exceed $150,000 (adjusted at the same time and manner as under Section 415(d) of the Code).


     SECTION 1-9. "Contributions" means those amounts contributed to the Company Contribution Account, the Deferred Contribution Account and the Employee Contribution Account.


     SECTION 1-10. "Deferred Contribution Account" means the account maintained for a Participant to record his share of the Deferred Contributions of the Company and adjustments related thereto.


     SECTION 1-11. "Disability" means a Participant's permanent and total incapacity for engaging in any employment for the Company for physical or mental reasons. Disability shall be deemed to exist only when a written application has been filed with the

                                  - page 4 -


Company or its designee by or on behalf of a Participant and when such Participant is on a continuous medical leave of absence for a period of at least six months and such total disability is certified to the Company or its designee by a licensed physician approved by the Company or its designee.


     SECTION 1-12.  "Effective Date" means January 1, 1995.


     SECTION 1-13. "Employee" means any person establishing seniority with the Company in the craft of maintenance of way employee.


     SECTION 1-14. "Employee Contribution Account" means the account maintained for a Participant to record his contributions and adjustments related thereto.


     SECTION 1-15. "Fiduciaries" means the Company, the Administration Committee and the Trustee, but only with respect to the specific responsibilities of each for the Plan and trust administration, all as described in Section 7-2.


     SECTION 1-16. "Former Participant" means a Participant whose employment with the Company has terminated but who has an account balance under the Plan which has not been paid in full.


     SECTION 1-17. "Highly Compensated Employee" means a highly compensated active employee or a highly compensated former employee.

     A highly compensated active employee includes any employee who performs service for an Affiliated Company during the determination year and who, during the look-back year,

     (a) received compensation from an Affiliated Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

     (b) received compensation from an Affiliated Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

                                  - page 5 -


     (c) was an officer of an Affiliated Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

     The term Highly Compensated Employee also includes

     (a) employee who are both (i) described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) the employee is one of the 100 employees who received the most compensation from an Affiliated Company during the determination year; and

     (b) employees who are 5% owners at any time during the look-back year or the determination year.

     If no officer has satisfied the compensation requirement of (c) above during either a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

     For purposes of this Section, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

     A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Affiliated Company during the determination year, and was a highly compensation active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. An employee who performs no service for an Affiliated Company during a determination year (for example, an employee who is on an authorized leave of absence throughout the year) shall be treated as having terminated employment in the year in which he last performed services for an Affiliated Company.

     If an employee is, during a determination or look-back year, a family member of either a 5% owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation paid by an Affiliated Company during such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5% owner or top-ten Highly

                                  - page 6 -


Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendant and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     For purposes of this definition of Highly Compensated Employee, "compensation" shall mean compensation within the meaning of Treasury Regulation
(S)1.415-2(d) without regard to Sections 402(a)(8) and 402(h)(1)(B) of the Code.

     For purposes of this definition of "Highly Compensated Employee," "compensation" shall mean compensation within the meaning of Treasury Regulation
(S)1.415-2(d). The $50,000 and $75,000 amounts are subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.


     SECTION 1-18.  "Hours of Service" means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company,

     (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by the Company (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, lay-off, jury duty, military duty or leave of absence; excluding, however, any period for which payment is made or due under this Plan or under a plan maintained solely for the purposes of complying with workmen's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be directly or indirectly paid, or entitled to payment by the Company regardless of whether such payment is (i) made by or due from the Company directly or (ii) made indirectly through a trust fund, insurer or other entity to which the Company contributes or pays premiums, and

                                  - page 7 -


     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, without duplication of hours provided above, and subject to the 501-hour restriction for period described in the foregoing subparagraph (b).

     For any month in which an Employee has been compensated or on Authorized Leave of Absence for one hour, he shall be deemed to be compensated for a minimum of 190 hours.

     The foregoing provisions shall be administered in accordance with Department of Labor Regulation Section 2530.200B-2. In addition to, but not in duplication of, the foregoing provisions, an Employee shall receive service and credited service for any period of paid leave of absence.


     SECTION 1-19. "Income" means the net gain or loss of the Plan from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Plan.


     SECTION 1-20. "Participant" means an Employee participating in the Plan in accordance with the provisions of Section 2-1.


     SECTION 1-21. "Participation" means the period commencing as of the date an Employee becomes a Participant and ending on the date his employment with the Company terminates.


     SECTION 1-22. "Plan" means The Atchison, Topeka and Santa Fe Railway Company - Brotherhood of Maintenance of Way Employees 401(k) Retirement Plan, as set forth herein, as amended from time to time.


     SECTION 1-23. "Plan Year" means the 12-month period commencing on January 1 and ending on December 31.


     SECTION 1-24. "Service" means a Participant's period of employment with the Company determined in accordance with Section 2-4.


     SECTION 1-25. "Termination of Employment" occurs on the date the Employee quits, dies, retires, or is voluntarily or

                                  - page 8 -


involuntarily discharged without any rights or claim of reemployment under any collective bargaining agreement. Transfers of employment by an Employee from the Company to any commonly controlled entity or from one commonly controlled entity to another commonly controlled entity or to the Company, shall not constitute a Termination of Employment of such Employee for purposes of the Plan. A Termination of Employment shall not occur by absence of any Employee due to his having entered the Armed Forces or Merchant Marines of the United States, if he has reemployment rights under the law, complies with requirements of the law as to reemployment and is reemployed.


     SECTION 1-26. "Trustee" means the trustee under any trust agreement established between the Company and a trustee for the purpose of implementing the Plan or a legal reserve life insurance company organized or incorporated under the laws of any one of the United States of America and duly licensed in Illinois, whichever is applicable.


     SECTION 1-27. Gender and Number. The masculine gender, where appearing in the Plan shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section.
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                                  - page 9 -

                          ARTICLE II.  PARTICIPATION


     SECTION 2-1. Eligibility. An Employee shall be eligible to participate in the Plan upon 1) the earlier of completion of not less than one (1) year of continuous service with the Company or a 12-month period, computed with reference to the date on which the Employee's employment commenced, and anniversaries thereof, during which the Employee has not less than 1,000 Hours of Service, and 2) performing one hour of service as a maintenance of way employee after February 24, 1994.

     Any Employee eligible to become a Participant as a result of transfer to Maintenance of Way Employee may commence participation as of the beginning of the first day of the month following the date he becomes eligible to participate, provided the Administration Committee or its authorized delegate receives the required enrollment forms seven (7) business days prior to the end of the preceding month.


     SECTION 2-2. Severance of Employment. Any Employee, whose Termination of Employment from the Company occurs prior to his eligibility to participate in this Plan, and whose employment is later resumed, shall be deemed a new Employee as of the date of his reemployment, and shall meet the eligibility requirements of Section 2-1 as a new Employee to be eligible to participate in this Plan, except as provided in Section 2-5.

     For the purpose of this Section 2-2, employment shall not be deemed to have been severed nor shall its permanency be affected by the fact that an Employee has been on an Authorized Leave of Absence for a period not exceeding six months or has been on sick leave or injured and on leave granted by the Company. The Company's records as to Termination of Employment, severance, leave of absence, return, cessation of Compensation, shall be final and conclusive upon all parties.


     SECTION 2-3. Elections by Employees. Each eligible Employee who wishes to participate in the Plan shall complete a form or forms furnished by the Company. Such form shall specify (a) the Beneficiary selected by the Employee to receive death benefits, (b) the Employee's election to contribute to the Plan, or to have the Company contribute to the Plan on his behalf a percentage of his Compensation (as provided for in Section 3-2).

                                  - page 10 -

     SECTION 2-4. Service. Service shall include service with an Affiliated Company. A transfer of an Employee from the Company to any Affiliated Company shall not constitute a Termination of Employment. In the event of such a transfer, the Employee's account shall remain as part of the Plan.


     SECTION 2-5. Participation Upon Reemployment. Participation in the Plan shall cease upon Termination of Employment with the Company or an Affiliated Company. Termination of Employment includes retirement, death, voluntary or involuntary termination of employment, unauthorized absence, and a failure to return to active employment with the Company by the date on which an Authorized Leave of Absence expired.

     Upon the reemployment of any person after the effective date of this Plan who had previously been employed by the Company on or after the Effective Date, the following rules shall apply in determining his participation in the Plan.

     (a) If the reemployed Employee participated in the Plan during his prior period of employment, he shall be entitled to participate in the Plan as of the beginning of the first pay period of the month following his date of reemployment, and participation shall be retroactive to the date of reemployment.

     (b) If the reemployed Employee was eligible to participate, but was not a Participant in the Plan during his prior period of employment, and if he incurred a one-year break in service, he must meet the requirements of Section 2-1 for participation in the Plan as if he were a new Employee.

     (c) If the reemployed Employee was not eligible to participate in the Plan during his prior period of employment, his prior service shall be taken into account in determining whether he meets the requirements of
          Section 2-1 for participation in the Plan unless he incurred a one-year break in service.

     A one-year Break in Service occurs when an employee has not completed more than 500 Hours of Service in the Plan Year following his termination of employment.

     In the case of an Employee who is absent from work for any period (i) by reason of pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the

                                  - page 11 -


adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, for purposes of determining whether a one-year break in service has occurred, Hours of Service shall include (a) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or (b) in any case in which such hours cannot be determined, eight hours of service per day of such absence, provided however, that the total number of hours treated as Hours of Service under this sentence by reason of any such pregnancy or placement shall not exceed 501 hours. The hours described in the preceding sentence shall be treated as Hours of Service (i) only in the Plan Year in which the absence from work began if an Employee would be prevented from incurring a one-year break in service in such Plan Year solely because the period of absence is treated as Hours of Service as provided in the preceding sentence, or (ii) in any other case, in the immediately following Plan Year. No credit will be given pursuant to the preceding two sentences unless the Employee furnishes to the Administration Committee timely information to establish that the absence from work is for the reasons referred to in the first sentence of this paragraph and the number of days for which there was such an absence.

                                  - page 12 -

                    ARTICLE III.  CONTRIBUTIONS TO THE FUND


     SECTION 3-1. Funds. "Funds" shall mean all monies, securities, retirement income, annuity contracts, and all other property held by the Trustee under the terms of this Plan, and shall consist of the contributions and investments and reinvestments thereof, and accruals thereto, and shall be held and administered by the Trustee as a single trust, without distinction between principal and income. The Plan Administrator shall have the responsibility for selecting the Trustees hereunder and may select the investment Funds to be offered or may establish additional or substitute other funds for the investment of Participant contributions and other assets held in the Plan.


     SECTION 3-2.  Elective Contributions.  A Participant may elect to

     (1) have his Compensation reduced by a whole percentage and to have the amount of such reduction contributed to the Plan by the Company on his behalf as Deferred Contributions, and

     (2) contribute a whole percentage of his Compensation to the Plan as Employee Contributions, provided that the total amount of Deferred Contributions plus Employee Contributions may not exceed twelve percent (12%) of a Participant's Compensation.

     Election forms shall be distributed by the Administration Committee to all eligible Employees. All elections shall apply to Compensation received after the election becomes effective. Any eligible Employee who fails to return a properly completed election form in a timely manner to the Administration Committee shall be deemed to have elected to have all of his Compensation included in his regular paycheck.

     Any other provisions of the Plan to the contrary notwithstanding, the Deferred Contributions to the Plan on behalf of eligible Highly Compensated Employees shall be limited to the extent necessary to ensure that the Average Contribution Percentage for eligible Highly Compensated Employees for any Plan Year bears such a relationship to the Average Contribution Percentage for all other eligible Employees for such Plan Year that either of the following tests is satisfied.

     Similarly the total of Employee Contributions plus Company Contributions to the Plan on behalf of each eligible Highly

                                  - page 13 -


Compensated Employees shall be limited to the extent necessary to ensure that the Average Contribution Percentage for eligible Highly Compensated Employees for any Plan Year bears such a relationship to the Average Contribution Percentage for all other eligible Employees for such Plan Year that either of the following tests is satisfied.

     (1) the Average Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Average Contribution Percentage of all other eligible Employees multiplied by 1.25; or

     (2) the excess of the Average Contribution Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Average Contribution Percentage for the group of eligible Highly Compensated is not more than the Average Contribution Percentage of all other eligible Employees multiplied by 2.

     The greater of (1) or (2) is illustrated in the table below:

If the Average Contribution             Then the Maximum Average
 Percentage of Employees            Contribution Percentage of Eligible
other than Eligible Highly             Highly Compensated Employees
 Compensated Employees is             (the Limitation Percentage) is
-------------------------           -----------------------------------

           1 %                        2.0 %
           2                          4.0
           3                          5.0
           4                          6.0
           5                          7.0
           6                          8.0 (Section 3-2 limit)
           7                          8.0 (Section 3-2 limit)
           8                          8.0 (Section 3-2 limit)

     If the Administration Committee determines that the limitations set forth in this Section would be exceeded for the Plan Year, then the Administration Committee shall reduce to the Limitation Percentage described in the foregoing table the percentage amount of Deferred Contributions (or the total percentage amount of Employee Contributions plus Company Contributions) of each eligible Highly Compensated Employee whose Deferred Contribution percentage is more than the Limitation Percentage (or whose Employee Contribution plus Company Contribution percentage gives rise to a percentage in excess of the Limitation Percentage). The Administration Committee shall have the authority to establish a lower Limitation Percentage if, in the discretion of the Administration Committee, this would be

                                  - page 14 -


beneficial to the Plan by ensuring compliance with the safe-harbor provisions of Sections 401(k)(3)(A) and 401(m)(2) of the Code. The reduced percentage of each eligible Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant's regular paycheck or, in the case of Deferred Contributions and at the election of the Participant, contributed to the Plan as Employee Contributions. Notwithstanding the preceding provisions of this Section, multiple use may not be made of alternative test (2) above in violation of Section 401(m)(9)(A) of the Code or the Treasury Regulations promulgated thereunder.

     Employee Contributions shall be made by means of payroll deductions. Deferred Contributions and Employee Contributions shall be paid to the Trustee at such time or times as may be convenient to the Company, but not less frequently than once every sixty days and shall be credited to the Participant's Deferred Contributions Account and Employee Contributions Account, respectively, as soon as practicable and without interest.

     The Participant may elect to suspend his Employee Contributions and/or his Deferred Contributions or change his rate or rates of Employee Contributions and/or Deferred Contributions on any business day of the month, but not more frequently than once in a month. The Participant's election to suspend or change his rate of such Contributions must be made in accordance with procedures established by the Plan Administrator. Such election shall be processed as soon as reasonably practicable after its receipt. The election to resume contributions must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practical.


     SECTION 3-3. Company Contributions. The Company shall make Company Contributions to the Plan in regard to Participants which shall be credited to the Participants' Company Contributions Accounts. The amount of the Company Contribution to be made with respect to any particular Participant shall be equal to 25% of the Deferred Contributions up to four percent (4%) of Compensation actually made on behalf of such Participant for any month.

                                  - page 15 -

                   ARTICLE IV.  INVESTMENT OF CONTRIBUTIONS


     SECTION 4-1. Contributions. Each Participant shall direct the investment of his contributions or interest in the Fund by written direction or other means established by the Plan Administrator, within the investment options and administrative policies made available by the Plan Administrator and in accordance with Section 4-2. The continued availability of the investment funds offered cannot be assumed on the same terms as may apply from time to time.
Each such investment shall be made by the Trustee subject to the following restrictions and provisions:

     (a) Any portion of an investment fund may be maintained in cash at the discretion of the Trustee pending its permanent investment or distribution.

     (b) The Plan Administrator shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant and no employee or representative of the Company or any Participating Company is authorized to make any recommendation on investment choices.

     (c) Dividends and other distributions received in respect to an investment choice, shall be reinvested in such investment choice and each such Participant's account shall be credited with a proportionate number of shares as determined by the Trustee.

     (d) Any such segregated account shall share only in the investment income, gains, and losses generated by the investments directed for such account.

     (e) The Trustee shall not be obligated to make a directed investment which would, in the sole discretion of the Trustee, require an investment by the Trustee of more than the amount which is credited, or to be credited to the account of the Participant.

     (f) This Plan is intended to comply with the requirements of Section 404(c) or ERISA. Pursuant to Section 404(c), (i) the account for the Participant directing investments shall bear all losses from such an investment and the Trustee, Plan

                                  - page 16 -


         Administrator, and Company shall be free of any liability arising from such investments, and (ii) the Trustee shall comply with and carry out such directions without being liable or responsible in any way for any losses or unfavorable results arising therefrom.

     (g) With respect to any investment fund other than the Company Common Stock fund, the Trustee will exercise voting, tendering, and appurtenant to a Participant or beneficiary's investment in such investment fund in its discretion.

     (h) With respect to the fund invested exclusively in Santa Fe Pacific Corporation Common Stock ("Company Stock Account") (other than cash awaiting investment), the Trustee will vote (and exercise similar rights, other than the right to tender) shares of Company Common Stock attributable to each Participant's Account in accordance with the directions of each Participant or beneficiary as set forth in Sections 4-6 and 4-7.

     (i) The Plan Administrator shall have the discretion to administer Company Stock funds in conjunction with Company Stock funds maintained in other employee benefit plans sponsored by the Company or an Affiliated Company.


     SECTION 4-2. Investment Elections. Prior to the date the Employee becomes a Participant hereunder, he must make an investment election which will apply to the investment of all contributions made with respect to him. Separate investment elections with respect to Deferred Contributions, Employer Contributions, and Participant Contributions may not be made. If a Participant wishes to utilize more than one Fund, he shall notify the Trustee in accordance with procedures established by the Plan Administrator as to the percentage of the contributions to be invested in each Fund. Such percentage must either be 10% or an exact multiple of 10%.


     SECTION 4-3. Changes in Investment Elections. A Participant may, but not more frequently than once in any month period, elect to change his investment election with respect to contributions to be made hereunder. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable after

                                  - page 17 -


receipt. Separate changes of investment elections with respect to Deferred Contributions, Company Contributions, and Employee Contributions may not be made.


     SECTION 4-4. Valuation. The Valuation Date under this Plan shall mean each business day on which the New York Stock Exchange is open for business, which shall be used hereunder for purposes of determining account values.

     The value of a Participant's Accounts in a Fund will be accounted for using the unit method of accounting. When a Participant elects to invest contributions into one of the investment Funds, the number of shares credited to the Participant's Account as of the applicable Valuation Date will be equal to the Participant's contributions or any amount to be invested whether by intra-plan transfer, direct Rollover or Trustee Transfer to be invested in the investment fund divided by the price per share of the shares purchased plus fees and expenses per share for that Valuation Date by the investment fund. If a Participant elects to transfer the investment of a Participant's Accounts out of one of the investment Funds, the amount transferred out of the respective investment Fund will be equal to the number of shares in the Participant's Account that are to be transferred, distributed or to be withdrawn, as of the Valuation Date that the authorized directions are received by the Trustee from the Plan Administrator, multiplied by the closing price per share of the shares sold for that Valuation Date by the investment Fund. Dividends paid on any shares in one of the investment Funds are allocated on an accrual basis based upon the dividend's record date and are reinvested in the Fund.

     Notwithstanding the foregoing, in the event of an extraordinary level of Participant transaction activity or to satisfy Plan administrative requirements as may be determined in the discretion of the Administration Committee, the unit value for Participant transactions may be determined by the sale or purchase prices of transactions executed on one or more days following receipt of a Participant's direction and based upon the execution prices realized by the fund.

     From the aggregate value so obtained, there shall be deducted all charges and expenses and other liabilities due or accrued. The net amount shall be the value of the Fund on the valuation date.

     All determinations of income or loss made by the Trustee shall be made in accordance with sound accounting principles and such determinations, when made by the Trustee, shall be conclusive

                                 - page 18 -

and binding upon Participants and all other persons having an interest in the Fund.


          SECTION 4-5. Account Transfers. Participant may elect at any time to transfer 10%, (or a multiple thereof) or a specified whole dollar amount of the value of his Accounts from one Fund to another. Separate elections to transfer the Participant's separate Accounts may not be made. The Participant's election to transfer must be made in accordance with procedures established by the Plan Administrator. Such election shall be processed as soon as reasonably practicable after its receipt.


          SECTION 4-6. Tender Offer. Each present or former Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of shares of Santa Fe Pacific Corporation Common Stock allocated to his Company Stock Account, to instruct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to shares of Santa Fe Pacific Corporation Common Stock. The Administration Committee shall use its best efforts to distribute or cause to be distributed timely to each present or former Participant (or Beneficiary thereof) such information as will be distributed to stockholders of the Santa Fe Pacific Corporation in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange of the Santa Fe Pacific Corporation Common Stock allocated to his Company Stock Account, and the Trustee shall not tender or exchange any such stock. Unallocated shares of Santa Fe Pacific Corporation Common Stock shall be tendered or exchanged in the same proportion as are shares with respect to which Participants (or Beneficiaries thereof) have the right of direction.


          SECTION 4-7. Voting. The Trustee shall furnish to each Participant who has Santa Fe Pacific Corporation Stock credited to his individual account notice of the date and purpose of each meeting of the stockholders of Santa Fe Pacific Corporation at which such stock is entitled to vote. The Trustee shall request

                                  - page 19 -

from each such Participant instructions as to the voting at that meeting of Santa Fe Pacific Corporation Common Stock credited to the Participant's account. If the Participant furnishes such instructions to the Trustee within the time specified in the notice, the Trustee shall vote such Santa Fe Pacific Corporation Common Stock in accordance with the Participant's instructions. All Santa Fe Pacific Corporation Common Stock credited to a Participant's accounts as to which the Trustee does not receive voting instructions, and all unallocated Santa Fe Pacific Corporation Common Stock held by the Trustee, shall be voted by the Trustee proportionately in the same manner as it votes Santa Fe Pacific Corporation Common Stock for which the Trustee received voting instructions as specified above.

                                  - page 20 -

                     ARTICLE V.  ALLOCATIONS AND ACCOUNTING


          SECTION 5-1. Allocation of Contributions. All Deferred and Employee Contributions made during the Plan Year shall be credited to Participants' accounts upon remittance to the Trustee.

          The Company Contributions for each month of the Plan Year shall be credited to the Company Contribution Accounts of the Participants upon remittance to the Trustee.


          SECTION 5-2. Individual Accounts. The Administration Committee shall create and maintain adequate records to disclose the interest in the trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. A Participant may have five separate accounts: a Company Contribution Account, an Employee Contribution Account, a Deferred Contribution Account, a Rollover Account, and a Trustee Transfer Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the trust to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the valuation date on which the payment is based.

          For purposes of this Section, "Rollover Account" shall mean a Participant's interest in the Plan's assets composed of Rollover contributions allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, withdrawals, and distributions charged to, such Account; and

          "Trustee Transfer Account," shall mean a Participant's interest in the Plan's assets composed of a Trustee Transfer (other than Rollover contributions) allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, withdrawals, and distributions charged to, such Account.


          SECTION 5-3. Disposition and Allocation of Forfeitures. If a Participant terminates his employment prior to his attainment of age 65, any non-vested portion of his Company Contribution Account shall be forfeited immediately and used first to restore previously forfeited amounts of other Participants as provided for below. Any forfeited amounts not required for this purpose shall be used to offset future Company contributions or costs under the Plan.

                                  - page 21 -

          If the Participant resumes employment with the Company before he has five consecutive one-year breaks in service, the non-vested benefit shall be restored to the Participant's accounts in the Fund. The preceding sentence shall not apply to a Participant unless such Participant repays to the trust any amount previously distributed to him in a single sum on or before the earlier of five years after the first date on which the Participant was re-employed or the close of the first period of five consecutive one-year breaks in service commencing after the distribution. The Company shall restore previously forfeited amounts under this paragraph first by applying current forfeitures as provided in the preceding paragraph, and if such amounts are insufficient, by contributing the necessary additional amounts.

          SECTION 5-4. Maximum Contributions. Notwithstanding anything contained herein to the contrary, the Deferred Contributions made to a Participant's Deferred Contribution Account plus any amount that a Participant elects to defer under any other qualified cash or deferred arrangement for any Plan Year shall not exceed $7,000, and the total contributions made to the Company, Employee and Deferred Contribution Account of a Participant plus any forfeitures allocated to such Participant's accounts plus any other amounts which constitute annual additions to such Participant's accounts pursuant to the Code shall not exceed the lesser of $30,000 or 25% of the Participant's Compensation for such year.

          The $7,000 and $30,000 limitations are subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

          Notwithstanding any other provision of the Plan, contributions in excess of the limits of Section 401(k)(3) or Section 401(m)(2) of the Code, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contributions (including excess aggregate Company and Employee Contributions) were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Highly Compensated Employees, determined in accordance with Treasury Regulations. Excess contributions (including excess aggregate Company and Employee Contributions) shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by Treasury Regulations.

                                  - page 22 -

          No Company contributions shall be made with respect to an excess contribution (including an excess aggregate Company and Employee Contribution) or excess deferral distributed to a Participant. Earnings attributable to excess deferrals shall be calculated in accordance with IRS safe harbor provisions. Company Contributions (and any earnings thereon) attributable to excess deferrals shall, if not distributed in satisfying Code Section 401(m) nondiscrimination limitations, be forfeited.

          Excess contributions may be treated as an amount distributed to the Participant and then contributed by the Participant to the Plan as Employee Contributions. Such recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Deferred Contributions.
Amounts may not be recharacterized to the extent that such amount in combination with other contributions made by or on behalf of that Participant would exceed any stated limit under the Plan. Recharacterization must occur no later than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess contributions occurred.

          Notwithstanding the foregoing, contributions with respect to any Participant may be further reduced to the extent necessary, as determined by the Administration Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit-sharing, savings or stock bonus plan maintained by the Company or an Affiliated Company. For purposes of this Section 5-4, the modification of Sections 414(b) and (c) of the Code by Section 415(b) of the Code is incorporated.

          For purposes of this limitation, all defined benefit plans of the Company and all Affiliated Companies, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of the Company and all Affiliated Companies, whether or not terminated, are to be treated as one defined contribution plan. Benefits under defined benefit plans shall be limited before contributions to defined contribution plans, such as this Plan, are limited. For purposes of computing the limitations described or referred to in this section, the relevant limitation year shall be the Plan Year which is the calendar year. For purposes of applying the above limitations in the case of the initial limitation year, the amount of Compensation taken into account shall only include Compensation for the period subsequent to the Effective Date, and the dollar limitation for the initial limitation year shall be the otherwise applicable dollar limitation multiplied by 9/12.

                                  - page 23 -

          SECTION 5-5. Nonalienation of Benefits. The interest of any Participant and Beneficiary of any Participant in the Fund and trust shall in no event be subject to sale, assignment, hypothecation or transfer by such Participant or Beneficiary, and each Participant or Beneficiary is hereby prohibited from anticipating, encumbering, assigning or in any manner alienating his interest in this Plan and its assets, and is and shall be without power to do so. Nor shall the interest of any Participant or Beneficiary be liable or subject to debts, liabilities or obligations of the Participant or Beneficiary, nor shall the same, or any part thereof, be subject to any judgment, execution, attachment, garnishment, or other legal processes against such Participant or Beneficiary. Nor shall any Participant have any right of any kind whatsoever with respect to the trust Fund, or any estate or interest therein or with respect to any other property or rights, other than the right to receive such distributions as are lawfully made out of the Fund, as and when the same respectively are due and payable under the terms of this Plan.


          SECTION 5-6. Payments Pursuant to a Qualified Domestic Relations Order. In the event an Alternate Payee receives an interest in a Participant's Accounts pursuant to ERISA (S)206, the payment of such benefits shall be made or shall commence to be made as established by court order or if not so specified, as of the valuation date coincident with or next following the Participant's 65th birthday. Notwithstanding any other provisions of this Plan, an Alternate Payee under a qualified domestic relations order ("QDRO") as determined in accordance with Section 206 of ERISA shall be entitled, within 180 days from the date the Alternate Payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the Alternate Payee is entitled payable in accordance with the distribution provisions set forth in Article VI of this Plan in full satisfaction of any liability of the Plan to such person. In the event an Alternate Payee receives an interest in a Participant's Accounts pursuant to Section 206 of ERISA, and does not, within 180 days of notification of this interest, elect to receive a distribution, the benefits awarded the Alternate Payee, valued as of the Valuation Date coincident with or next following the date specified in the court order for division of the Participant's account, and the Alternate Payee may direct the investment of such account in the same manner as any participant, but may not borrow from the account. Earnings on the benefits awarded the Alternate Payee by the court order shall accrue between the date specified for division of the Participant's account and the date the Alternate Payee's account is opened, only to the extent provided in the court order. An Alternate Payee may make withdrawals pursuant to Section 6-8 of the Plan. The Plan may

                                  - page 24 -

retain the Participant's Accounts in full upon receipt of notice of a pending QDRO until the final order is submitted or eighteen (18) months has elapsed, whichever is earlier.

          Notwithstanding any provisions of this Plan to the contrary, the Plan will recognize a "qualified domestic relations order" which shall be a judgment, decree or order (including approval of a property settlement agreement) that meets the requirements of (a), (b) and (c) below:

          (a) the order relates to child support, alimony, property rights to a spouse, former spouse, child or dependent of a Participant and is issued pursuant to a state domestic relations law;

          (b) the order includes (1) the name and address of the Participant and alternate payee, (2) the amount or percentage of benefits payable to the alternate payee (or the manner in which the amount or percentage is to be determined), (3) the period or number of payments involved, and (4) the exact name of the plan to which the order applies; and

          (c) the order does not require a type or form of benefit or option not otherwise offered under the Plan, does not require the Plan to provide increased benefits (determined on an actuarial basis) and does not affect benefits already the subject of a previous qualified domestic relations order.

          Subsection (c) above shall be interpreted to mean that an order can require a distribution of the portion of a Participant's Accrued Benefit that could be immediately withdrawn upon proper application.

          Notwithstanding Subsection (c) above, an alternate payee may elect any form of payment to which the Participant would be entitled at the time of the alternate payee's benefit commencement.

          The Administration Committee shall notify any Participant and alternate payee of the receipt of any order by the Plan and shall inform such Participant and alternate payee of the Plan's procedures for determining whether the order meets the requirements described above in this Section. Such procedures shall comply with the requirements set forth in Section 414(p) of the Code and Section 206(d) of ERISA.

                                  - page 25 -

                  ARTICLE VI.  DISTRIBUTIONS TO PARTICIPANTS


          SECTION 6-1. Form of Distributions. All Distributions pursuant to this Article VI shall be in the form of cash or shares, or combination thereof as may be permitted by the Funds.


          SECTION 6-2. In the Event of the Death of a Participant. Upon the death of a Participant while in the employment of the Company, the full value of his interest in the Fund as of the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator following his death shall be paid his Beneficiary in a single sum as soon as practicable without interest after the Participant's death, but not later than five (5) years after the date of the death.


          SECTION 6-3. Retirement. A Participant's normal retirement date shall be his 65th birthday. Upon termination of a Participant's employment with all affiliated companies of Company, after attaining age 65, a Participant shall be entitled at his election to receive the full value of his interest in the Fund as of (i) the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator following his Termination of Employment, or (ii) the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator following the year in which Termination of Employment occurs, but in no event later than April 1 of the calendar year in which the Participant attains age 70-1/2. Such payments shall be paid in a single sum as soon as practicable without interest.


          SECTION 6-4. Disability. In the case of a Participant who incurs Disability, the full value of his interest in the Fund as of the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator immediately following his Disability shall be paid to the Participant in a single sum on or before 90 days without interest after the later of his attainment of age 65 or the termination of his employment, but in no event later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Notwithstanding the foregoing, such a Participant may elect to receive an immediate distribution of the full value of his interest in the Fund as if he had retired.


          SECTION 6-5. Distribution Notices. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply,

                                  - page 26 -

and distribution may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.


          SECTION 6-6. Other Severance of Employment. In the event that a Participant, prior to attaining age 65, and for reasons other than Disability, ceases to be employed by the Company or an Affiliated Company, he shall be entitled to elect to receive the full value of his Deferred Contribution and Employee Contribution Accounts plus the vested percentage of his Company Contribution Account as of (i) the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator following the termination of his employment or (ii) the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator following the year in which Termination of Employment occurs.

          If a Participant becomes entitled to receive a distribution under this Section, the amount to which he is entitled shall be paid to the Participant in a single sum on or before 90 days after his attainment of age 65, but in no event later than the 60th day after the close of the Year in which he attains age 65. If a Participant dies prior to age 65, his vested interest in the Fund as of the Valuation Date as of receipt of distribution instructions by the Trustee from the Plan Administrator following his death shall be paid his Beneficiary in a single sum as soon as practicable without interest after the Participant's death, but not later than five (5) years after the date of the death.

          A Participant may elect within 90 days from the date of his termination to receive any amounts which he becomes entitled to be paid in a single sum as soon as practicable without interest following the valuation date elected under this Section.

          If a Participant's employment is terminated, but he is reemployed prior to the time when he would be entitled to a distribution of his interest in the Fund pursuant to this election,

                                  - page 27 -

he shall not receive a distribution, and shall be entitled to participate in the Plan.

          Notwithstanding the preceding provisions of this Section, if the present value of the amount to which a Participant is entitled upon the termination of his employment (determined in accordance with Section 411(a)(11) of the Code) does not exceed $3,500, such amount shall be paid to him in a single sum as soon as practicable without interest following the termination of his employment.


          SECTION 6-7. Vesting Service. A Participant's vested percentage in his Company Contribution Account shall be determined in accordance with the following schedule.

Number of Years of Service                    Vested Percentage
--------------------------                    -----------------

Less than one year                                     0%
1 year but less than 2 years                          20%
2 years but less than 3 years                         40%
3 years but less than 4 years                         60%
4 years but less than 5 years                         80%
5 years or more                                      100%

          Years of Service shall mean the number of 12 consecutive month periods commencing from date of hire in which an Employee is compensated for at least 1,000 Hours of Service by the Company or an Affiliated Company in any capacity.


          SECTION 6-8. Authorized Leaves of Absence. During an Authorized Leave of Absence, a Participant shall continue to be a Participant in the Plan, shall retain his interest in the Fund and shall be entitled to Company Contributions for any Plan Year during which he takes an Authorized Leave of Absence to the extent of the Compensation paid to him by the Company during such Plan Year, but no Employee Contributions or Deferred Contribution shall be made to his accounts during such Authorized Leave of Absence.


          SECTION 6-9. Withdrawals. A Participant may at any time, but not more frequently than once a month and only if he has not taken a loan under
Article XIII in the same month, elect to withdraw all or a specified portion of the value of his Employee Contributions Account, less the amount subject to an outstanding loan. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as

                                  - page 28 -

of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

          A Participant may at any time, but not more frequently than once a month and only if he has not taken a loan under Article XIII in the same month, request to withdraw an amount equal to his vested Employer Contributions Account, his Trustee Transfer Account, his Rollover Account, and his Deferred Contributions Account, less the amount subject to an outstanding loan, provided, however that no such withdrawal shall be permitted unless the Participant has taken all available loans, and the Employee's Contribution Account is then or has been previously completely withdrawn by the Participant. The withdrawals shall come from each of the Accounts in the order stated above until each account is completely withdrawn before proceeding to the next account. Amounts representing income which are credited to a Participant's Deferred Contributions Account may not be withdrawn.

          Each such withdrawal shall be processed as soon as reasonably practicably and will be given effect as of the Valuation Date that authorized directions are received by the Trustee from the Plan Administrator. Such withdrawal shall be made from the investment Funds on a pro rata basis.

          The Participant's request to withdraw must be made in writing to the Administration Committee and must specify the total amount requested to be withdrawn. Requests for withdrawals from the Employee Contribution Account shall not require the consent of the Administration Committee. Requests for withdrawals from the Participant's Company Contribution Account and Deferred Contribution Account shall be subject to the consent of the Committee and the basis for the Administration Committee consenting to or refusing to consent to the Participant's request shall be that of demonstrated hardship. For purposes of this section a hardship exists only if there is an immediate and heavy financial need of the Participant and a withdrawal under this section is necessary to satisfy such financial need.

          The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

          A withdrawal request will be deemed to be made on account of an immediate and heavy financial need of the Participant if the request is on account of:

                                  - page 29 -

          (1) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d);

          (2) Costs directly related to the purchase of a principal residence of a Participant;

          (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or Participant's spouse, children, or dependents (as defined in Section 152 of the Code); or

          (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          In addition, the amount of the immediate and heavy financial need may include an amount needed to pay state or local income taxes or penalties reasonably anticipated to result from a distribution for any of the foregoing reasons utilizing such tax rates and procedures as established by the Administration Committee.

          A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

          (1) The Participant states in writing that the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant,

          (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company,

          (3) The Participant's Deferred Contribution and Employee Contributions will be suspended for 12 months after receipt of the hardship withdrawal, and

          (4) The Participant may not make Deferred Contributions for the Participant taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under

                                  - page 30 -

              Section 402(g) of the Code for such next taxable year less the amount of such Participant's Deferred Contributions for the taxable year of the hardship withdrawal.

          The Administration Committee may accept the written statement of the Participant as to his financial resources unless it has reason to believe the statement is in error. The Administration Committee shall have the right to request any additional information or documentation which it deems necessary or desirable to assist it in its determination as to whether a hardship exists, or as may be required to maintain the qualified status of the Plan. No withdrawal from a Participant's Deferred Contribution Account shall be permitted unless a complete withdrawal of the Participant's Employee Contribution Account is insufficient to defray the hardship.

          Amounts withdrawn by a Participant may not be returned to the Plan.


          SECTION 6-10. Rollover. The Administration Committee may in its discretion, at the request of a Participant, who becomes a participant in the Santa Fe Pacific Retirement and Savings Plan, direct the Trustee to transfer the Participant's Accounts to the trustee of the Santa Fe Pacific Retirement and Savings Plan provided that such transfer is permitted by the Santa Fe Pacific Retirement and Savings Plan and is in accord with Section 401(a) and 403(a) of the Internal Revenue Code of 1986.

          The Administration Committee may in its discretion, at the request of an employee who was formerly a Participant but who has since become a participant in The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees, direct the Trustee to accept the transfer of that employee's account in The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees provided that such transfer is permitted by The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees and is in accord with Sections 401 and 414 of the Code.


          SECTION 6-11. Revision and Cessation of Company Contributions. Company Contributions are conditional upon qualification of the Plan under
Section 401(a) of the Code and are conditional upon the deductibility of such contributions under Section 404 of the Code; however, the Company has no beneficial interest in the trust, and no part of the trust shall ever revert or be repaid to the Company, directly or indirectly, except that

                                  - page 31 -

the Company shall upon written request to the Administration Committee have a right to recover:

          (a) within one year of the date of payment of a contribution by the Company, any amount (less any losses attributable thereto) contributed through a mistake of fact; and

          (b) within one year of the date on which any deduction for a contribution by the Company under Section 404 of the Code is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

          (c) within one year of the date the Internal Revenue Service initially determines that the Plan does not meet the requirements of a qualified plan under Section 401(a) of the Code, an amount equal to the assets of the Plan attributable to contributions made by the Company.

          The Company reserves the right to amend the Plan so as to discontinue Company Contributions (but not Deferred Contributions), in whole or in part, without discontinuing the trust or incurring any liability to make up contributions at a later date. Any such change in the Company's contributions to the fund shall not in any way deprive the Participants of their rights in said Fund. All Deferred and Employee Contributions to the Fund shall be fully vested at all times.


          SECTION 6-12. Settlement of Disputes. In the event a dispute arises regarding the rights of an Employee, Participant or Beneficiary under the terms of this Plan, the decision of the Administration Committee shall be final and binding, subject to review as provided below.

          The Administration Committee shall within ninety (90) days provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial, specific references to the Plan provisions on which the denial was based, and an explanation of the procedure for review of the denial. Such person, or his duly authorized representative, may appeal to the Administration Committee for a review of the denial by sending to the Administration Committee a written request for review within sixty (60) days after receiving notice of the denial. The request for review shall set forth all grounds on which it is based, together with supporting facts and

                                  - page 32 -

evidence which the claimant deems pertinent, and the Administration Committee shall give the claimant the opportunity to review pertinent documents in preparing the request.

          The Administration Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making the review.

          Within sixty (60) days or such additional period as may be required after the receipt of the request for review, the Administration Committee shall communicate to the claimant in writing its decision, and if the Administration Committee confirms the denial, in whole or in part, the communication shall set forth the reasons for the decision and specific references to the Plan provisions on which the decision is based. In the event any dispute arises as to persons to whom payments of the funds should be made under the Plan, all decisions of the Administration Committee shall be final and binding upon the parties for all purposes, including arbitration of any dispute. The Administration Committee may withhold any such payment until such dispute has been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.


          SECTION 6-13. Annuity Distributions. Notwithstanding any other provisions of this Article VI, a Participant who is entitled to a distribution from the Plan pursuant to SECTION 6-3 on account of retirement, pursuant to
SECTION 6-4 on account of Disability, or pursuant to SECTION 6-5 on account of other severance of employment shall be entitled to elect pursuant to such sections to receive such distribution in the form of a Joint and Survivor Annuity. A Joint and Survivor Annuity shall consist of nontransferable monthly payments to the Participant for life, commencing on the Participant's Normal Retirement Date, the last monthly payment of which shall be for the calendar month in which the participant dies, and if the participant's spouse survives the Participant, monthly payments to the participant's spouse for life commencing in the calendar month following the calendar month in which the Participant dies, with the last monthly payment for the calendar month in which the spouse dies, equal to fifty percent (50%) of the payments previously payable to the Participant. In the case of a Participant who is not married on his Normal Retirement Date, a Joint and Survivor Annuity shall consist of nontransferable monthly payments to the Participant for life commencing on the Participant's Normal Retirement Date, the last monthly payment of which shall be for the calendar month in which the participant dies.

                                  - page 33 -

          A Joint and Survivor Annuity shall be the actuarial equivalent of the amount to which a Participant would otherwise be entitled to under the Plan at the time of the commencement of the Joint and Survivor Annuity. Actuarial equivalent means a benefit having the same value as the benefit which it replaces using generally acceptable actuarial methods and the following assumptions. The interest rate to be used shall be the interest rate or rates that would be used (as of the first day of the Plan Year in which the distribution is made or commences) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on termination of an insufficient trusteed single-employer plan. Mortality shall be based on the Pension Benefit Guaranty Corporation Mortality tables for healthy male participants. The amount of the monthly payment under the Joint and Survivor Annuity for a married Participant shall equal the monthly amount which would be payable to an unmarried Participant multiplied by ninety percent (90%).

          Notwithstanding the foregoing provisions of this section, if, upon the occurrence of a distribution event the amount to which a Participant is entitled does not exceed $3,500, the payment of the participant's benefits shall be in the form of a single sum as soon as practicable following the occurrence of the distribution event.

                                  - page 34 -

                             ARTICLE VII.  TRUSTEE


          SECTION 7-1. Trustee. For purposes of investing contributions under this Plan, the Company shall establish one or more trusts or enter into one or more investment contracts with one or more insurers, or may establish a combination of one or more trusts or insurance contracts. The Company shall have the responsibility for selecting the Trustee(s) and/or investment manager(s) hereunder and may establish alternative funds for the purpose of investing amounts derived from contributions hereunder pursuant to Participants' elections.


          SECTION 7-2. Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or any trust agreement with respect to this Plan. In general, the Company shall have the sole responsibility for making the contributions provided for under Section 3-3, and the Company shall have the sole authority to appoint and remove the Trustee, members of the Administration Committee, and to amend or terminate, in whole or in part, this Plan or the trust. The Company shall receive reports annually from the Administration Committee and Trustee regarding the administration and operation of the Plan and provide recommendations for any changes in the membership of the Administration Committee. The Administration Committee shall have the sole responsibility for the administration of this Plan and investment responsibility. The Trustee shall have the sole responsibility for the administration of the trust and the management of the assets held under the trust, all as specifically provided in the trust.

          Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon such direction, information or action of another fiduciary as being proper under this Plan or the trust, and is not required under this Plan or the trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the trust and shall not be responsible for any act or failure to act of another fiduciary.

                                  - page 35 -

          The Company shall indemnify and hold harmless each member of its Board of Directors, the Administration Committee and each of its officers and employees from and against any and all liability, loss, costs, charges, expenses, claims and demands of every kind and character arising out of, or in any way resulting from, the acts, omissions or conduct of any such persons in the management, operation and administration of the Plan and the trust which any of them may suffer, incur or sustain, except that the Company shall not indemnify and hold harmless any such person who, with respect to such acts, omissions or conduct, is guilty of willful misconduct or lack of good faith. In addition, the Plan or the Company may purchase fiduciary liability insurance for any Board of Directors of the Company, for the Administration Committee, and their members and for the officers and employees of the Company.

                                  - page 36 -

                          ARTICLE VIII.  THE COMPANY


          SECTION 8-1. Company's Interest in the Plan. This Plan is created and shall be maintained for the exclusive benefit of participating Employees and is intended to qualify as an employees' profit-sharing trust under the provisions of Section 401 of the Code. Nothing contained herein, however, shall be construed so as to impair the right of the Company to see to the proper administration of the Plan according to its terms.


          SECTION 8-2. Examination of Plan Documents. Copies of the Plan and any amendments thereto will be on file at the principal office of the Company where they may be examined by any Participant or any other person entitled to benefits under the Plan.


          SECTION 8-3. Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the Plan is under a legal disability or, in the opinion of the Administration Committee, is incapacitated in any way so as to be unable to manage his financial affairs, the Administration Committee may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Administration Committee may direct the application of such benefits for the benefit of such person in any manner which the Administration Committee may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this Section shall be a full and complete discharge of any liability for such payments.


          SECTION 8-4. No Employment or Benefit Guaranty. None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company, the Administration Committee or any Trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of the Company or any Affiliated Company. Neither the Administration Committee nor the Company in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the

                                  - page 37 -


Administration Committee or the Company as to any payment or distribution of benefits under the Plan is limited to the available assets of the trust fund.


          SECTION 8-5. Litigation. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Company, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Administration Committee, the Company, or any Trustee by or on behalf of any person and such action results adversely to such persons, or if a legal action arises because of conflicting claims to the Participant's or other person's benefit, the cost of the Company, the Administration Committee, or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Company, the Administration Committee, any Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect of the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Administration Committee is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Administration Committee shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Administration Committee shall not be required to comply with the requirements of a final court order in any action in which the Administration Committee, a Trustee, the Plan or the trust was not a party.


          SECTION 8-6. Severability. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.


          SECTION 8-7. Amendment of Plan. This Plan may be amended at any time and from time to time by resolution of the Board of Directors or Chairman and CEO of the Company. The Plan, as amended, shall apply to the Participants and the Company, unless a

                                  - page 38 -


participating company elects to withdraw from the Plan. Such power of amendment shall under no circumstances include the right to reinvest or otherwise transfer any interest in or to the accounts, or any income therefrom, to the Company; nor shall the power of amendment include the right, in any way or to any extent, to divest any Participant of the interest in his accounts to which he would be entitled if he had terminated his service immediately before such amendment; provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent. Neither shall such power of amendment be executed in any way which would or could give to any Participant or Beneficiary any right or thing of exchangeable value in advance of the receipt of distributions hereunder. Notwithstanding the foregoing provisions of this section, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under, or complying with, any provision of the Code or ERISA.

          The Company intends that this Plan, as amended from time to time, shall constitute a qualified Plan under Sections 401(a), (k) and (m) of the Code as amended. The Company intends that this Plan shall continue to be maintained for the above purposes indefinitely, subject, however, to the rights reserved in the Company to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any Employee of the Company from any benefits under any other plan or program to which such Employee would be entitled in the absence of this Plan.

                                  - page 39 -

                ARTICLE IX.  TERMINATION OR MERGER OF THE PLAN


          SECTION 9-1. Termination or Merger of the Plan. The Company may terminate this Plan at any time, such termination to become effective at the time specified in a written notice to the Trustee. Notice of such termination shall be given to the Participants as soon as practicable after notice is give to the Trustee.

          In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

          In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the trust fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust fund only if:

          (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) resolutions of the Board of Directors of the Company under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

          (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                                  - page 40 -

          Upon a termination of the Plan, the Company shall make no further contributions to the trust, the Trustee shall effect such liquidation of the assets of the trust as may be necessary or desirable to make a distribution thereof and distribute to each Participant or Beneficiary within a reasonable time after such termination (subject to delay in the event of administrative difficulties) the interest in the Fund to which he is entitled. In the event that this Plan is terminated or partially terminated, under the provisions of this Section 9-1, or upon complete discontinuance of contributions under the Plan, each of the then Participants shall have a 100% vested interest in his share of the fund.

                                  - page 41 -

                          ARTICLE X.  TOP HEAVY RULES


SECTION 10-1. Top Heavy Rules.


          (a) If the Plan is or ever becomes "top-heavy" as determined under subsection (b), the following special rules shall apply:

               (1) If the Plan is top-heavy for a year, each Participant who is an Employee on the last day of the Plan Year shall receive an allocation of Company Contributions equal to the product of:

                    a)   the Participant's compensation while an active
                        Participant during the Plan Year, and

                    b)   the lesser of 3% or the ratio of Company Contributions
                        plus Deferred Contributions to compensation with respect to the key Employee (as defined in subsection (c)) whose ratio is highest for the year.

                   For purposes of this Section and for purposes of determining a Participant's allocation of Company Contributions under Section 3-3 if this section applies, compensation shall mean the total amount of wages, tips and other compensation shown on an employee's Form W-2 for the Plan Year, provided, however, that compensation in excess of $150,000 (or such other amount prescribed in Section 416(d) of the Internal Revenue Code) shall be disregarded.

                   All non-key employees who are Participants in the Plan and who have not separated from service by the end of the Plan Year shall receive an allocation pursuant to this subsection.

                   A non-key Employee shall not fail to receive an allocation pursuant to this subsection because he fails to elect Deferred Contributions or Employee Contributions for the Plan Year.

                                  - page 42 -


                   Notwithstanding any other provisions of the Plan, a non-key Employee shall not forfeit any allocations made pursuant to this subsection because of a withdrawal of Deferred Contributions or Employee Contributions.

                   If a Participant also participates in a defined benefit plan maintained by the Company or any Affiliated Company which is top-heavy, the minimum allocation percentage specified in this subsection shall be increased to 5% of compensation. This sentence shall not apply to the extent that the Participant participates in any other plan or plans of the Company or an Affiliated Company which provide that the defined benefit minimum allocation or benefit applicable to top-heavy plans will be provided by such other plan or plans.

               (2) All Company-provided benefits shall become fully vested upon completion of three years of service.

               (3) Notwithstanding any provision in the Plan to the contrary, distributions to a five percent (5%) owner of the Company must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

          (b) This Plan is "top heavy" for a Plan Year if, as of the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of such Plan Year (the "determination date"), the amount credited to the accounts of Key Employees (as defined in subsection (c)) exceeds 60% of the amount credited to the accounts of all Participants (except former Key Employees). Notwithstanding the foregoing, the Plan shall be top heavy if, as of the determination date described above, it is included in an "aggregation group" which is a "top heavy group."

              "Aggregation group" means the group of plans, if any, that includes both the group of plans that are aggregated on a required basis or a permissive basis (in the sole discretion of the Administration Committee) in accordance with the following:

                                  - page 43 -


               (1) Required Aggregation Group.  The Aggregation Group shall include:

                   a) each employee benefit plan of the Company or an Affiliated Company qualified under Section 401(a) for the Internal Code in which a key Employee is a participant, and

                   b) each other qualified plan which enables any plan described in (A) to met the nondiscrimination and participation requirement of Section 401(a)(4) and
                        Section 410 of the Code.

               (2) Permissive Aggregation Group.  The Aggregation Group may
                   include any one or more other such plans of the Company or an Affiliated Company, provided that after the inclusion of such other plan or plans the Aggregation Group would continue to meet the nondiscrimination and participation requirements of
                   Section 401(a)(5) and Section 410 of the Code with such other plan or plans taken into account.

         The term "top-heavy group" means any aggregation group if

               (1) the sum (as of the determination date described above) of

                    a)   the present value of the cumulative accrued benefits
                        for key Employee under all defined benefit plans included in such group, and

                    b)   the aggregate of the accounts of key Employees under
                        all defined contribution plans included in such group,

               (2) exceed 60 percent of a similar sum determined for all
                   Employees.

              For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant during the 5-year period ending on the determination date shall be taken into account if the Participant's account or benefit is otherwise taken in account in determining whether the Plan is top heavy. If any individual has not performed services for the

                                  - page 44 -


              Company at any time during the five-year period ending on the determination date, the account of such individual shall not be taken into account for purposes of determining whether this plan is top-heavy.

          (c) A Participant shall be a "key Employee" if, during the Plan Year in question or any of the four preceding Plan Years, he is:

              (1) an officer of the Company (but no more than fifty Employees or, if less, the greater of three Employees or ten percent of all employees) shall be taken into account, as specified by the Administration Committee;

              (2) one of the ten Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Company;

              (3)  a five percent (5%) owner of the Company; or

              (4) a one percent (1%) or more owner of the Company having an annual compensation from the Company of more than $150,000.

          (d) If, the Plan is top-heavy for a Plan Year, then for purposes of computing the maximum additions under the Plan and Section 415 of the Code, the defined benefit plan fraction and the defined contribution plan fraction, shall be computed by substituting the number 1.0 for the number 1.25. The Company may elect to disregard the preceding sentence if, as of the last day of the preceding Plan Year, the amount credited to the accounts of key Employees does not exceed 90% of the amount credited to the accounts of all Participants (except former key Employees). If the Company makes the election described in the preceding sentence, the minimum allocation percentage specified in subsection (a) shall be increased to 4% of compensation for all Participants and 7 1/2% for Participants who also participate in a defined benefit plan maintained by the Company or an Affiliated Company which is top-heavy.

                                  - page 45 -


                   ARTICLE XI.  THE ADMINISTRATION COMMITTEE


          SECTION 11-1. Membership. The Administration Committee shall consist of three or more members, who shall be selected by the Board of Directors of the Company. The Board of Directors shall designate one member of the Administration Committee who shall be chairman.

          The Board of Directors of the Company may at any time remove any of the members of the Administration Committee and may appoint other members to serve. Likewise, in the event of the death, resignation or incapacity of a member of the Administration Committee, a successor shall be selected by the Board of Directors to serve in his place.

          Each member of the Administration Committee shall serve on the Administration Committee until such time as he shall resign, die, become incapacitated, or be removed by the Board of Directors of the Company.

          The members of the Administration Committee shall not receive any compensation for their services as members of the Administration Committee.

          The Administration Committee shall be bonded in accordance with the requirements of ERISA.


          SECTION 11-2. Plan Administrator. The Administration Committee shall be the Plan Administrator and shall supervise and direct the Trustee in the management and administration of the Fund in accordance with the terms and provisions of the Plan.


          SECTION 11-3. Proceedings of the Administration Committee. The Administration Committee shall meet and act as a body and the individual members of the Administration Committee shall have no powers and duties as such, except that the Administration Committee may appoint a member or members or other parties to keep the records and file such reports and notices as required. On all matters the decision of the majority of the members of the Administration Committee shall control; provided, however, if the members of the Administration Committee are equally divided upon any matter or question requiring their joint action then the decision of the chairman with respect thereto shall control.

                                  - page 46 -


          SECTION 11-4. Construction of Terms and Provisions of This Plan. The members of the Administration Committee shall be vested with full power and authority to construe the terms and provisions of this Plan. The construction and interpretation of this Plan by the Administration Committee shall be binding and conclusive on all parties.

                                  - page 47 -


                     ARTICLE XII.  ROLLOVERS AND TRANSFERS


          SECTION 12-1. Rollovers. The Plan is authorized to accept a Rollover Contribution that is Two Hundred Dollars ($200.00) or over from an Employee in cash, even if he or she is not yet a Participant. The Employee shall furnish satisfactory evidence that the amount is eligible for rollover treatment. A Rollover Contribution must be paid to the Plan in cash within sixty (60) days after the date received by the Employee from a qualified plan. Such amounts shall be posted to the Employee's Rollover Account by the Plan as of the date received by the Administration Committee or its delegate.

          If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a Rollover Contribution, the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a non-qualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.


          SECTION 12-2. Trustee Transfers From Other Qualified Plans. The Plan may receive assets in cash or in kind that is Two Hundred Dollars ($200.00) or over from another qualified plan. The Trustee may refuse the receipt of any transfer if;

          1. the Administrator Committee finds the in-kind assets unacceptable,

          2. instructions for posting amounts to Participants' Accounts are incomplete,

          3. any amounts are not exempted by Section 401(a)(11)(B) of the Code from the annuity requirements of Section 417 of the Code, or

          4. any amounts include benefits protected by Section 411(d)(6) of the Code which would not be preserved under applicable Plan provisions.

          Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Plan Administrator.


          SECTION 12-3. Trustee Transfer to Other Qualified Plans. With respect to any payment hereunder which constitutes an eligible

                                  - page 48 -


rollover distribution that is of Two Hundred Dollars ($200.00) or over (within the meaning of Section 402(c)(4) of the Code), a Participant (or beneficiary) may direct the Plan Administrator to have such payment paid in the form of a single Trustee Transfer, provided the Administration Committee receives written notice of such direction with specific instructions as to the eligible retirement plan as defined in Section 401(a)(31)(D) to which the Trustee Transfer is to be made on or prior to the applicable notice date for payment.


          SECTION 12-4. Definitions. For purposes of this Article, the following terms shall apply:

          "Rollover Contributions" means a rollover contribution as described in
Section 402(c) of the Code (or its predecessor).

          "Trustee Transfer" means (a) a transfer to the Trustee of an amount by the trustee of a retirement plan qualified for tax-favored treatment under
Section 401(a) of the Code or by the trustee(s) of a trust forming part of such a plan, which plan provides for such transfer; or (b) a transfer from the Administration Committee of an amount for the benefit of a Participant to the custodian of an eligible retirement plan within the meaning of Section 402(c)(8)(B) of the code, provided such plan provides for the receipt of such transfers.

                                  - page 49 -

                             ARTICLE XIII.  LOANS


          SECTION 13-1 A Participant may borrow from the Plan, subject to the following provisions of this Article XIII and to such additional standards as the Plan Administrator may adopt, by making prior written application to the Plan Administrator. A Participant seeking a loan hereunder must submit an application (hereinafter referred to as the "completed application") which shall
(i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions, (iii) provide such information and documentation as the Plan Administrator shall require, (iv) include a promissory note, duly executed by the Participant, granting a security interest in his or her entire interest in the Plan to secure the loan.


          SECTION 13-2 Any loan to a Participant under this Article XIII shall be subject to the following requirements effective April 1, 1993:

          (a) The loan may not exceed the lesser of (i) $50,000 or (ii) 50 percent of the value of the Participant's vested interest in his Accounts, including the vested portion of the Employer Contributions Account. For purposes of this Section 13.2, the value of a Participant's vested interest shall be determined as of the last Valuation Date with respect to which such interest or balance has been calculated at the time that the loan application is submitted. The maximum loan amount of $50,000 otherwise available to a Participant is reduced by the excess, if any, of the highest outstanding balance of Plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date when the loan is made.

          (b)  The loan must be at least $1,000.

          (c) The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be the current estimated blended fixed interest rate for the fixed investment fund or the Prime Rate published in the Wall Street Journal at the beginning of the current calendar quarter plus 1%, whichever is higher, provided that the Plan Administrator may in its

                                  - page 50 -


              discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

          (d) The loan shall be for a term of one, two, three, four, or five years.

          (e) Notwithstanding the five year limit in Section 13.2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for a term of 5, 10, or 15 years.

          (f) The term of any loan shall not extend beyond the date on which the Participant attains age 70.

          (g) The Plan Administrator shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be uniformly applicable to all Participants similarly situated and shall govern the Plan Administrator's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with this Section and such standards adopted by the Plan Administrator in accordance with
              Section 13.4. Such standards may prescribe minimum repayment periods, a maximum and minimum loan amount (within the limitations specified above), and shall require spousal consent for loans to married Participants and other relevant factors.

          (h) Each time a Participant takes a loan, he shall not be permitted to take a subsequent loan under the Plan until after the prior loan has been repaid in full.

          (i) Except as otherwise provided by the Plan Administrator, a Participant may not take a loan in the same month, or period subsequent to the month in which a withdrawal request was submitted or a distribution made.


          SECTION 13-3  The following provisions shall apply:

          (a) Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, due and payable in full not later than the

                                  - page 51 -


              earliest of: (i) a fixed maturity date meeting the requirements of
              Section 13.2(d) or (e) above; (ii) the Participant's death; or
              (iii) the time which the Participant ceases to be an Employee.

          (b) The promissory note shall provide for the payment of equal monthly installments of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 13.2(c) on the date the note is executed. The note shall further provide that the monthly payments shall be through semi-monthly payroll deductions.

          (c) The promissory note shall evidence such additional terms as are required by this Section 13.2 or by the Plan Administrator.


          SECTION 13-4 The Plan Administrator shall, in accordance with its established standards, review, and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Participant of such approval or disapproval.


          SECTION 13-5 A Participant shall first borrow from his available Employee Contributions Account. If the Participant's Employee Contributions Account is not sufficient to fund the loan, the Participant shall next borrow from the Vested Employer Contribution Account, the Trustee Transfer Account, the Rollover Account, and the Deferred Contributions Account and the loans shall come from each of the Accounts in the order stated above until each account is withdrawn before proceeding to the next account. A Participant may borrow from any Fund or pro rata across all Funds.


          SECTION 13-6 Each loan shall be made only from the Accounts of the borrowing Participant and shall be treated as an investment of the Participant's Accounts from which the Participant's loan was funded.


          SECTION 13-7 Each loan to a Participant under this Article XIII shall be repaid in level monthly amounts over a period meeting the requirements of
Section 13.2 hereof. The monthly installments must be paid through automatic semi-monthly payroll deductions, except as provided by the Plan Administrator.
A Participant may request a subsequent loan after full repayment of a prior loan, subject to the maximum loan amount set forth in

                                  - page 52 -


Section 13.2(a) hereof. No partial prepayments will be permitted except with the written consent of the Plan Administrator. All loan repayments made through payroll deductions shall be transmitted by the Participating Company to the Trustee as soon as practicable after such amounts are withheld.


          SECTION 13-8 Each loan repayment of principal and interest will be allocated to the Participant's Accounts based upon elections made pursuant to
Article IV.


          SECTION 13-9 Repayment of any loan under the Plan shall be secured by 50% of the Participant's entire interest in the Plan.


          SECTION 13-10 If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so the regular monthly installment payments cannot be made on a semi-monthly payroll deduction basis, the Participant will be required to make the regular monthly payments of principal and interest at the time and place established by the Plan Administrator.


          SECTION 13-11 If any time prior to full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant by reason of his or her retirement, death, severance from employment, change to hourly status, or otherwise, or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan; the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand. If the Participant does not repay the full amount of the unpaid balance within the time established by the Plan Administrator, no Employee Contributions or Deferred Contributions shall be made to the Participant's Accounts and the Plan Administrator may take whatever steps it deems necessary to collect the unpaid balance of the loan plus any accrued interest. The amount of the distribution otherwise payable to the Participant or the amount of the Participant's vested interest in his Accounts, (or, in the case of his death, to his Beneficiary) shall be reduced by the amount of outstanding principal and interest on the loan at the time of such distribution and applied in satisfaction of the Participant's loan obligations. To the extent that the reduction in the amount of the distribution or the reduction in the Participant's vested interest is sufficient to discharge the Participant's total outstanding liability under the loan, such reduction shall constitute a complete discharge of all liability of the Participant to the Plan for the loan. In the

                                  - page 53 -


event that the reduction in this Section 13-11 is not sufficient to fully discharge the Participant's obligation under the loan, the Participant, his heirs, successors, and assigns shall be liable for the payment of the remaining amounts due under the loan and such Participant, his heirs, successors, or assigns shall make payment upon notice by the Plan Administrator.


          SECTION 13-12 Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Plan Administrator shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.